UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2010

Commission File Number	Exact name of registrant as specified in its charter, Principal Office Address and Telephone Number	State of Incorporation	I.R.S. Employer Identification No.

333-124154	Stanadyne Holdings, Inc. 92 Deerfield Road Windsor, CT 06095 (860) 525-0821	Delaware	20-1398860

333-45823	Stanadyne Corporation 92 Deerfield Road Windsor, CT 06095 (860) 525-0821	Delaware	22-2940378

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) In connection with the preparation of the consolidated financial statements of Stanadyne Holdings, Inc. (“Holdings”) and its subsidiaries, including Stanadyne Corporation (“Stanadyne” and together with Holdings, the “Companies”), for the fiscal year ended December 31, 2009, certain errors were identified that affect the reported results of the Companies for the fiscal years ended December 31, 2004 through 2008 as well as the first three quarters of 2009 and 2008. The errors related to the calculation of (i) the “Last In First Out” (“LIFO”) inventory values, (ii) the projected benefit obligations of the pension plans of Holdings and Stanadyne, and (iii) the foreign currency translation of goodwill. Each of these errors is described in further detail below:

(i) LIFO inventory reserve

Beginning in 2006, and again in 2007 and 2008, Stanadyne liquidated its LIFO inventory using an incorrect base year index. As a result, cost of sales was understated by $542,000 and $1,329,000 during the years ended December 31, 2008 and 2007, respectively. The cumulative nature of this error also resulted in the LIFO inventory balance being overstated by $2,273,000 at December 31, 2008. The Companies are still assessing the impact of these items on the interim periods for 2008 and 2009.

(ii) Curtailment gain on the pension plan and surviving beneficiaries calculations

Effective March 31, 2007, Stanadyne amended the Stanadyne Corporation Pension Plan (a defined benefit plan) (the “Pension Plan”) to freeze the Pension Plan with respect to all participants so that no future benefits accrue after that date. The effect of the Pension Plan freeze resulted in a previously reported curtailment gain of $9,996,000 for the Pension Plan in 2007. In the course of the audit of the Companies’ financial statements for the year ended December 31, 2009, PricewaterhouseCoopers LLP (“PwC”), the Companies’ independent registered public accounting firm, identified that incomplete data had been used in 2007 for 31 of 1,251 plan participants to calculate the remaining projected benefit obligation for the plan. As a result, the projected benefit obligation and the accumulated other comprehensive income balance had been understated $756,000 and $20,000, respectively, as of December 31, 2007. Additionally, the curtailment gain had been overstated by $750,000 in the year ended December 31, 2007. Also during the fourth quarter ended December 31, 2009, management identified an error in the information related to surviving beneficiaries that was used in 2008 by Stanadyne’s actuary to measure the projected benefit obligation. This error resulted in an understatement of the projected benefit obligation and pension cost for the year ended December 31, 2008. As a result of these errors, the ongoing pension expense recorded by Stanadyne during the year ended December 31, 2008 and 2007 was understated by $109,000 and $39,000, respectively. The cumulative nature of these errors also resulted in the pension liability being understated by $1,835,000 at December 31, 2008. The errors also had the effect of understating other comprehensive income by $20,000 for the year ended December 31, 2007 and understating the other comprehensive loss by $591,000 for the year ended December 31, 2008. The Companies are still assessing the impact of these items on the interim periods for 2008 and 2009.

(iii) Foreign currency translation of goodwill at Stanadyne SpA

Beginning in August 2004, Stanadyne has not translated the goodwill arising from the acquisition of Stanadyne SpA using current foreign currency rates at the end of each reporting period. As a result, other comprehensive loss was understated by $894,000 during the year ended December 31, 2008, other comprehensive income was understated by $640,000 during the year ended December 31, 2007, and other comprehensive loss was overstated by $659,000 during the year ended December 31, 2006. The cumulative nature of this error also resulted in the goodwill asset balance being understated, and the accumulated other comprehensive loss balance being overstated by $194,000, $1,008,000, and $449,000 at December 31, 2008, 2007, and 2006, respectively. The Companies are still assessing the impact of these items on the interim periods for 2008 and 2009.

In addition to the errors described above, there were other unadjusted errors identified by Deloitte & Touche LLP, the Companies’ prior registered public accounting firm, during their audits of the years ended December 31, 2008, 2007, and 2006. In the aggregate, the impact of these items on the Companies’ net income for the years ended December 31, 2008, 2007, and 2006 was $531,000, $337,000, and ($457,000), respectively.

As a consequence of these errors, on April 15, 2010, the Audit Committee of the Board of Directors of each of Holdings and Stanadyne, in consultation with management, concluded that (x) the Companies will restate their consolidated financial statements for the years ended December 31, 2007 and December 31, 2008 and as of January 1, 2007 as well as the first three quarters of 2009 and 2008 (the “Affected Periods”) in order to enable the Companies to correctly present their financial results to account for all of the errors described above and (y) the Companies’ previously issued consolidated financial statements for the Affected Periods (and, where applicable, related reports of the Company’s prior registered public accounting firm) should no longer be relied upon.

Management and the Audit Committee of the Board of Directors of each of Holdings and Stanadyne have discussed these matters with representatives of PwC.

The financial information included above in this Item 4.02 regarding the items to be restated in the Affected Periods are unaudited and reflect management’s current assessment of the errors. Until the restatements of the financial statements of the Affected Periods have been completed and, where applicable, audited and the Companies file their Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (the “2009 Form 10-K”), which the Companies expect will include restated financial statements as of and for the years ended December 31, 2008 and 2007 and as of January 1, 2007, there can be no assurance that such financial information will not be revised, and therefore the financial information included above should be considered preliminary and subject to change. The Companies expect to restate the interim information in Forms 10-Q for each of the interim periods in the year ended December 31, 2009 (including the 2008 financial information included therein) once the 2009 Form 10-K is filed.

Item 8.01. Other Events.

As a result of the determination that PwC will need to audit or review, as applicable, the consolidated financial statements of the Companies for the Affected Periods, the Companies were unable to complete and file the 2009 Form 10-K within the prescribed time period for such report. The Companies will continue to work diligently with PwC in order to complete the restatements as soon as practicable. Following completion and audit of the restatements, the Companies intend to file promptly the 2009 Form 10-K with the Securities and Exchange Commission.

In light of the need for the restatements described above, the Companies are assessing their internal control over financial reporting as well as their disclosure controls and procedures and may ultimately conclude that a material weakness exists in the Companies’ disclosure controls and procedures, including internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Companies’ annual or interim financial statements will not be prevented or detected on a timely basis. The existence of one or more material weaknesses would preclude a conclusion by management that the Companies’ internal control over financial reporting was effective.

Stanadyne received an extension letter dated April 15, 2010 from Wells Fargo Foothill, LLC extending the date by which Stanadyne is required to deliver the consolidated financial statements of Holdings and its subsidiaries, including Stanadyne, for the fiscal year ended December 31, 2009 to the agent and lenders under Stanadyne’s revolving credit facility to July 1, 2010.

In order to provide investors and other interested parties with current financial information for the Companies’ fiscal year ended December 31, 2009 pending completion of the restatements of the Affected Periods, the Companies expect to furnish on a subsequent Current Report on Form 8-K in the near future certain unaudited financial information of the Companies with respect to the fiscal year ended December 31, 2009 as well as with respect to the items in the Affected Periods giving rise to the need for the restatements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stanadyne Holdings, Inc.
(Registrant)
Date: April 16, 2010
	By:	/s/ Stephen S. Langin
Stephen S. Langin
Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stanadyne Corporation
(Registrant)
Date: April 16, 2010
	By:	/s/ Stephen S. Langin
Stephen S. Langin
Vice President and
Chief Financial Officer